SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2006

COINSTAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1800 114th Avenue SE

Bellevue, Washington 98004

(Address of Principal Executive Offices)

(425) 943-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 6, 2006, Coinstar, Inc. (“Coinstar”) filed a Current Report on Form 8-K (the “Original Filing”) in connection with the completion on May 31, 2006 of the acquisition of Travelex Money Transfer Limited, a company incorporated in England and Wales, pursuant to an Agreement for the Sale and Purchase of the Entire Share Capital of Travelex Money Transfer Limited, dated April 30, 2006 by and among Travelex Limited, Travelex Group Limited, and Coinstar.

This Current Report on Form 8-K/A amends the Original Filing to include the financial statements and pro forma information required by Item 9.01 of Form 8-K. Except for the filing of such financial statements and pro forma information, this Form 8-K/A does not modify or update other disclosures in, or exhibits to, the Original Filing.

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Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The audited combined consolidated balance sheet of the Travelex Money Transfer Business as of December 31, 2005, and the related combined consolidated profit and loss account and cashflow statement for the year ended December 31, 2005, together with the report thereon of PricewaterhouseCoopers LLP, are attached hereto as Exhibit 99.1.

(b)	Pro Forma Financial Information

The unaudited pro forma condensed combined balance sheet as of March 31, 2006 and unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2006 and the year ended December 31, 2005 are attached hereto as Exhibit 99.2.

(d)	Exhibits

See Exhibit Index on page 5.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2006

COINSTAR, INC.

By:	/s/ Brian V. Turner
Name:	Brian V. Turner
Title:	Chief Financial Officer

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EXHIBIT INDEX

23.1	Consent of PricewaterhouseCoopers LLP.

99.1	Audited combined consolidated balance sheet of Travelex Money Transfer Business as of December 31, 2005, and the related combined consolidated profit and loss account and cashflow statement for the year ended December 31, 2005, together with the report thereon of PricewaterhouseCoopers LLP.

99.2	Unaudited pro forma condensed combined balance sheet as of March 31, 2006 and unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2006 and the year ended December 31, 2005.

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